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                                                                    Exhibit (9)

 [LOGO]                           William J. Evers
                                  Vice President, Corporate Counsel

                                  The Prudential Insurance Company of America
                                  213 Washington Street, Newark, NJ 07102-2917
                                  Tel 973-802-3716
                                  William.evers@prudential.com

April 14, 2014

       RE:  Registration Statement on Form N-4 for Pruco Life
            New Variable Annuity To Be Sold Through Certain Broker-Dealers

Dear Sir/Madam:

I have acted as counsel to Pruco Life Insurance Company (the "Company") in connection with the filing of the above-referenced registration statement with the United States Securities and Exchange Commission. Such registration statement relates to the contracts, riders, and endorsements (collectively, the "Contracts") for the variable annuity contracts to be sold through certain selling broker-dealers.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of Arizona, and is duly authorized by the Insurance Department of that state to issue the Contracts.

2. The separate account through which the Contracts are issued is a duly authorized and existing separate account established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly-issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts.

Sincerely yours,

/s/ William J. Evers

William J. Evers
Vice President and Corporate Counsel